    As filed with the Securities and Exchange Commission on April 28, 2000

                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                        AQUIS COMMUNICATIONS GROUP, INC.

        DELAWARE                                        22-3281446
(State or jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                            1719A ROUTE 10, SUITE 300
                              PARSIPPANY, NJ 07504
                    (Address of principal executive offices)

                   -------------------------------------------

              AMENDED AND RESTATED 1994 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                   -------------------------------------------

        NICK T. CATANIA                        COPIES OF COMMUNICATIONS TO:
           PRESIDENT                         Joseph P. Galda, Esquire
  1719A ROUTE 10, SUITE 300          Buchanan Ingersoll Professional Corporation
      PARSIPPANY, NJ 07054                        Eleven Penn Center
(Name and address of agent for service)     1835 Market Street, 14th Floor
     (973) 560-8001                              Philadelphia, PA 19103
(Telephone number of agent for service)              (215) 665-3877


===================================================================================================================================
                                                      CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                               AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED          REGISTERED              SHARE(1)                PRICE            REGISTRATION FEE
------------------------------------------ ---------------------- ---------------------- --------------------- --------------------
              Common Stock                       1,050,000              $1.5625                $1,640,625            $433.13
       (par value $.01 per share)
------------------------------------------ ---------------------- ---------------------- --------------------- --------------------



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), the maximum offering price is the average of the high and low sale prices for the Common Stock as quoted on the Nasdaq SmallCap Market on April 7, 2000.

                                                    -----------------------

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the Aquis Communications Group, Inc. Amended and Restated 1994 Incentive Stock Option Plan, as amended. Aquis Communications Group, Inc. is incorporated in the State of Delaware.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated herein by reference:

     (a) The latest annual report of the Company filed on Form 10-K for the year ended December 31, 1999;

     (b) All other reports, if any, filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's report referred to in (a) above; and

     (c) The description of the Company's Common Stock, par value $.01 per share, as set forth in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, as filed with the Commission on April 12, 1994, Commission File Number 33-76744.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicate that all securities offered have been sold or which deregister all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

   5.01 Opinion of Buchanan Ingersoll Professional Corporation (filed herewith).

   23.01          Consent of PricewaterhouseCoopers LLP (filed herewith).

   23.02          Consent of Arthur Andersen, LLP

   23.03 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit
                  5.01).

   24.01          Power of Attorney (contained on signature page).


ITEM 9.  UNDERTAKINGS

     (a) The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events, arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that subclauses
              (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing clause is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on the 28th day of April, 2000.

                                    AQUIS COMMUNICATIONS GROUP, INC.

                                    By: /s/ NICK T. CATANIA
                                        -----------------------------------
                                        Nick T. Catania
                                        President and Chief Operating Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THE PRESENTS that each person whose signature appears below constitutes and appoints Patrick M. Egan and Nick T. Catania, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                   TITLE                                    DATE
/s/ Patrick M. Egan                        Chairman and Director                                   April 28, 2000
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Patrick M. Egan

/s/ Robert Davidoff                        Director                                                April 28, 2000
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Robert Davidoff

/s/ John Frieling                          Director                                                April 28, 2000
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John Frieling

/s/ Michael Salerno                        Director                                                April 28, 2000
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Michael Salerno

/s/ Nick T. Catania                        President and Chief Executive Officer                   April 28, 2000
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Nick T. Catania

/s/ D. Brian Plunkett                      Vice President Finance and Chief Accounting Officer     April 28, 2000
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D. Brian Plunkett




EXHIBIT INDEX

EXHIBIT NO.                                                   DESCRIPTION

   5.01 Opinion of Buchanan Ingersoll Professional Corporation (filed herewith).

   23.01          Consent of PricewaterhouseCoopers LLP (filed herewith).

   23.02          Consent of Arthur Andersen LLP

   23.03 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit
                  5.01).

   24.01          Power of Attorney (contained on signature page).